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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 24, 2002


                              1-800 CONTACTS, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                     0-23633                 87-0571643
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
    of incorporation)                                        Identification No.)


66 E. Wadsworth Park Drive, 3rd Floor, Draper, UT                        84020
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  (Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (801) 924-9800


                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On July 24, 2002, 1-800 CONTACTS, INC. (the "Company") completed the acquisition of certain assets and most of the business operations of IGEL, a contract manufacturer of contact lenses based in Singapore. The acquisition was effected through a wholly owned subsidiary of the Company, IGEL Acquisition Co. Pte Ltd, and included the purchase of assets of Igel C.M. Laboratory Pte Ltd and International Vision Laboratories Pte Ltd, both subsidiaries of Igel Visioncare Pte Ltd, (collectively, the "Seller") as well as certain other assets from Sinduchajana Sulistyo and Stephen D. Newman (collectively, the "Shareholders"). The assets acquired included principally a long-term leasehold interest in the land upon which, and the building in which, the manufacturing facility is located, equipment, inventories, and certain intellectual property rights, including patents key to the operation of the acquired business.

     The consideration paid by the Company consisted of approximately $5 million in cash, approximately $9 million in assumed building and business loans to be paid over the next 7 years, approximately $1 million in assumed capital leases, a note of approximately $2 million to be paid over the next 5 years, 700,000 shares of restricted common stock of the Company, and 270,000 stock options in three tranches of 90,000 each with exercise prices of $15, $25 and $35, respectively. The 700,000 shares of stock are held in escrow, subject to a performance guarantee, and vest over a two-year schedule with no shares released from escrow for a minimum of one year. The purchase price for the assets was determined in arms-length negotiations between the Company and the Seller and Shareholders.

     In contemplation of the acquisition and to provide interim financing for operations and equipment purchases, the Company entered into a consulting agreement with Stephen D. Newman effective January 31, 2002 and later loaned Stephen D. Newman $550,000, which obligation was satisfied upon closing of the transaction. Except for the forgoing, there was no material relationship between the Seller and Shareholders and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

     The Company will continue to operate this contract manufacturer through its wholly owned subsidiary. The Company financed the cash consideration used in this asset purchase by obtaining a $10 million, five-year term loan from Zions First National Bank, the Company's current lender. The transaction consideration was denominated in Singapore dollars. The Company used an exchange rate of 0.57293 U.S. dollars per Singapore dollar to convert the transaction consideration to U.S. dollars.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. As of the date of this filing, it is not practical to provide the required financial statements. The Company intends to file an amended Form 8-K, which will include such financial statements not later than October 7, 2002.

     (b) PRO FORMA FINANCIAL INFORMATION. As of the date of this filing, it is not practical to provide the required pro forma financial statements. The Company intends to file an amended Form 8-K, which will include such pro forma financial statements not later than October 7, 2002.

     (c)  EXHIBITS.

          EXHIBIT NO.    DESCRIPTION OF EXHIBIT
          -----------    ----------------------
              2.1        Asset Purchase Agreement, dated May 4, 2002. All
                         exhibits and schedules to this agreement have been
                         omitted. Refer to the Table of Contents for a list of
                         the omitted exhibits and schedules. The Company agrees
                         to furnish supplementally a copy of any omitted exhibit
                         or schedule to the Commission upon request.

             10.1        Loan Agreement between the Company and Zions First
                         National Bank, dated July 22, 2002.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        1-800 CONTACTS, INC.


Date: August 8, 2002                    By: /s/ Scott S. Tanner
                                            ------------------------
                                        Name:  Scott S. Tanner
                                        Title: Chief Operating Officer and
                                               Chief Financial Officer


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